EXHIBIT 10.1

FIRST AMENDMENT TO THE

LIFEWAY FOODS, INC. 2022 NON-EMPLOYEE DIRECTOR

EQUITY AND DEFERRED COMPENSATION PLAN

In accordance with Section 12.1 of the Lifeway Foods, Inc. 2022 Non-Employee Director Equity and Deferred Compensation Plan (the “Plan”), the Plan is hereby amended as follows:

1. Section 2.17 of the Plan is hereby amended to read in its entirety as follows:

“ 2.17 “Deferred Benefit” means a benefit under the Plan for a Director who has submitted an operative Deferral Election Form pursuant to Article 7 of this Plan that results in payments governed by Section 7.4 and Article 8 of this Plan.”

2. Section 2.18 of the Plan is hereby amended to read in its entirety as follows:

“ 2.18 “Deferred Cash Account” means a bookkeeping record as may have been established for each Director who, prior to June 7, 2024, elected to defer some or all of their Cash Compensation as cash for a Compensation Year. Any such Deferred Cash Accounts would have been established only for purposes of measuring deferred cash and not to segregate assets or to identify assets that may or must be used to satisfy a deferred cash benefit; there was no crediting of interest, earnings, or losses on Deferred Cash Accounts. Effective June 7, 2024, Cash Compensation may no longer be deferred as cash for any Compensation Year, and any existing Deferred Cash Accounts were merged into or converted to Deferred RSU Accounts.”

3. Section 2.19 of the Plan is hereby amended to read in its entirety as follows:

“ 2.19 Reserved.”

4. Section 2.20 of the Plan is amended to read in its entirety as follows:

“ 2.20 Deferred RSU Account” means that bookkeeping record established for each Director who elects to defer some or all of their Cash Compensation and/or RSU Compensation as a Deferred Benefit. A Deferred RSU Account is established only for purposes of measuring a Deferred Benefit and not to segregate assets or to identify assets that may or must be used to satisfy a Deferred Benefit. A Deferred RSU Account will be credited with the Director’s Cash Compensation and/or RSU Compensation deferred according to a Deferral Election Form and according to Section 7.4 of this Plan, as well as any amounts transferred from the Director’s Deferred Cash Account pursuant to Section 7.5 of this Plan.”

5. Section 2.21 of the Plan is hereby amended to read in its entirety as follows:

“ 2.21 Reserved.”

6. The last sentence of Section 2.31 of the Plan is hereby amended to read in its entirety as follows:

“Cash Compensation that a Director has elected to defer or that has been transferred from a Director’s Deferred Cash Account to the Director’s Deferred RSU Account, shall be converted to RSUs based on the Fair Market Value of Shares on the date the amount is credited to the Director’s Deferred RSU Account.”

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7. Section 2.36 of the Plan is hereby amended to read in its entirety as follows:

“ 2.36 “Vesting Year” means, with respect to each Grant pursuant to Article 6, the 12-month period commencing on the Grant Date and, with respect to that Grant, all subsequent 12-month periods until the RSUs are either fully vested or forfeited pursuant to the terms of the Grant and this Plan.”

8. The first sentence of Section 6.1 of the Plan is hereby amended to read in its entirety as follows:

“Each year, as of the date of the Company’s Annual Meeting or such other date as the Board shall determine, the Company may make a Grant of RSUs to each Director.”

9. Section 6.2 of the Plan is hereby amended to read in its entirety as follows:

“ 6.2 Partial Year Directors. For individuals who become Directors after the RSU Grant was made for a year in which an RSU Grant pursuant to Section 6.1 has been made, such Directors shall receive a pro-rata RSU Grant; the pro-rata number of RSUs made under such Grant shall equal the number of RSUs granted pursuant to Section 6.1, times a fraction; the numerator of such fraction shall equal (365 – x) where x = the number of days that have elapsed since the RSU Grant under Section 6.1 for that year was made, and the denominator of such fraction shall be 365.”

10. Section 7.1(b) of the Plan is hereby amended to read in its entirety as follows:

“ (b) Reserved.”

11. Section 7.1(c) of the Plan is hereby amended to read in its entirety as follows:

“ (c) Before each Deferral Year’s Election Date, each Director will be provided with a Deferral Election Form. Under the Deferral Election Form for a single Deferral Year, a Director may elect on or before the Election Date to defer the receipt of all or part of their Cash Compensation and/or RSU Compensation granted during the Deferral Year (in 10% multiples) as a Deferred Benefit.”

12. The first sentence of Section 7.1(h) of the Plan is hereby amended to read in its entirety as follows:

“A Director’s Deferred RSU Account is not subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, or charge, and any attempt to do so is void.”

13. Section 7.3 of the Plan is hereby amended to read in its entirety as follows:

“ 7.3 Reserved.”

14. Section 7.4 of the Plan is hereby amended to read in its entirety as follows:

“ 7.4 Deferred Benefits.”

Deferred Benefits will be allocated to a Deferred RSU Account for each electing Director and credited with a number of RSUs pursuant to Sections 2.31 and 6.8, as applicable. The value of a Deferred RSU Account as of any date shall equal the Fair Market Value of the Shares represented by the RSUs that are allocated to such Deferred RSU Account on such date. Dividends with respect to Shares underlying Deferred Benefits will be credited to such Benefits pursuant to Section 6.8.”

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15. Article 7 of the Plan is hereby amended to add the following new Section 7.5 to the end thereof:

“ 7.5 Transfer from Deferred Cash Account to Deferred RSU Account.

Effective June 7, 2024, all amounts held in a Director’s Deferred Cash Account shall be transferred to the Director’s Deferred RSU Account. Upon transfer of an amount from a Director’s Deferred Cash Account, the transferred cash will be converted to RSUs based on the Fair Market Value of Shares on the date of the transfer.”

16. Section 8.1(a) of the Plan is hereby amended to read in its entirety as follows:

“ (a) Deferred Benefits will be distributed in Shares of Common Stock equal to the number of whole RSUs credited to the Director’s Deferred RSU Account determined as of the distribution date. However, cash will be paid in lieu of fractional RSUs credited to the Director’s Deferred RSU Account.”

17. Section 8.2 of the Plan is hereby amended to read in its entirety as follows:

“ 8.2 Death. Upon a Director’s death, their Beneficiary will receive the Beneficiary’s portion of the Director’s Deferred RSU Account in a lump sum payment as soon as administratively feasible following the Director’s death.”

18. Section 9(b) of the Plan is hereby amended to read in its entirety as follows:

“ (b) For purposes of an accelerated distribution under this section, the Deferred Benefit’s value is determined by the value of the Deferred RSU Account, as set out in Section 7.4, at the time of distribution.”

19. Section 9(c) of the Plan is hereby amended to read in its entirety as follows:

“ (c) Reserved.”

20. Section 9(d) of the Plan is hereby amended to read in its entirety as follows:

“ (d) A distribution under this section is in lieu of that portion of the Deferred Benefit that would have been paid otherwise. A Deferred Benefit is adjusted for a distribution under this section by reducing the value of the Director’s Deferred RSU Account by the amount of the distribution.”

21. Section 13.4 of the Plan is hereby amended to read in its entirety as follows:

“ 13.4 Non-Assignability. Deferred Benefits and unvested RSUs may not be assigned by a Director or Beneficiary.”

22. The first sentence of Section 13.5 of the Plan is hereby amended to read in its entirety as follows:

“The Plan and each RSU Grant and Deferred Benefit hereunder shall be governed by the laws of the State of Illinois, without regard to choice-of-law principles.”

23. The provisions of this First Amendment shall be effective June 7, 2024, and shall apply to all previously deferred amounts in Directors’ Deferred Cash Accounts under the Plan as of that date.

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IN WITNESS WHEREOF, Lifeway Foods, Inc. by its duly authorized officer has caused this Amendment to be signed this 7th day of June, 2024.

LIFEWAY FOODS, INC.

By:

Its: Chief Financial Officer

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